EXHIBIT 10.5

                           SECURITY AGREEMENT
                           ------------------

     This Security Agreement dated this 12th day of March, 1997, by IntraTel Acquisition Company, Inc., a Delaware corporation (hereinafter referred to as the "Debtor"), in favor of David Kanstoroom and David Spezza (collectively referred to hereinafter as the "Secured Party").

     WHEREAS, as of even date herewith, the parties have entered into that certain Stock Purchase Agreement (the "Stock Purchase Agreement"), whereby Secured Party has agreed to sell a total of 365,694 shares of common stock of Intelicom Corporation to the Debtor in exchange for cash, two promissory notes in the face amount of $550,000 each (the "Promissory Notes") and certain other contingent consideration;

     WHEREAS, pursuant to the Stock Purchase Agreement, Debtor has agreed to grant to Secured Party a perfected first priority security interest in the Collateral described herein; and

     WHEREAS, the parties hereto desire to set forth herein the terms and conditions of their understandings and agreements.

     NOW, THEREFORE, in consideration of the premises and the agreements herein, the Debtor and Secured Party agree as follows:

     SECTION 1. DEFINITIONS. All terms used in this Agreement which are defined in Article 9 of the Uniform Commercial Code (the "Code") currently in effect in the State of Florida, and which are not otherwise defined herein, shall have the same meanings herein as set forth therein.

     SECTION 2. GRANT OF SECURITY INTEREST. As collateral security for all of the Obligations (as defined in Section 3 hereof), the Debtor hereby pledges and assigns to the Secured Party, and grants to the Secured Party a continuing perfected security interest in, and first priority lien on, the following (the "Collateral");

          a. all presently existing, now owned, or hereafter acquired cash, accounts, accounts receivable, contract rights, chattel paper, documents, notes, drafts, instruments, reserves, accounts, general intangibles, money, deposit accounts, and security agreements and debts secured thereby;

          b. all presently existing or hereafter acquired goods, inventory and other personal property in all stages of manufacture, process, or production;

          c. all presently existing or hereafter acquired equipment, machinery, furniture, furnishings, fixtures, tools, supplies and motor vehicles of every kind and description;

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          d.   all trademarks, trade names, tradestyles, copyrights,
patents, patent rights, service marks, technical processes, plans, drawings, diagrams, schematics, assembly and display materials;

          e. all negotiable and non-negotiable documents of title now owned or hereafter acquired;

          f. all books and records, including but not limited to computer tapes, disks, programs, and other things upon which or in which such books or records are stored or maintained together with all equipment, machinery and inventory containing or used in connection with the use, preparation or maintenance of such books and records; and

          g. all substitutions, replacements, additions, accessions, proceeds and products of any of the foregoing, whether due to voluntary or involuntary disposition, including but not limited to money, deposit accounts, goods, tax refunds, other tangible and intangible property, and insurance and the proceeds thereof covering any of the foregoing.

     SECTION 3. THE OBLIGATIONS. The security interest created hereby in the Collateral constitutes continuing collateral security for the prompt payment by the Debtor, as and when due and payable, of all amounts from time to time owing in respect of the Promissory Notes, whether for principal, interest or otherwise, and for all other obligations owed to Secured Party under the Stock Purchase Agreement (but not the Contingent Consideration) or any other document comprising the Purchase Consideration (as defined in the Stock Purchase Agreement) (collectively, the "Obligations").

     SECTION 4. REPRESENTATIONS AND WARRANTIES. The Debtor represents and warrants as follows:

          a. Debtor has the unconditional right, power and authority to execute, pursue and complete this Agreement. The execution and delivery of this Agreement and the completion of the transactions contemplated hereby have been duly authorized by all required corporate action, and this Agreement represents the legally valid and binding obligation of Debtor and is enforceable against Debtor in accordance with its terms.

          b. Debtor is not insolvent (as such term is described in 11 U.S.C. Section 101(32)), nor will the performance of its obligations under this Agreement render Debtor insolvent.

          c. the Debtor's chief place of business and chief executive office, and the place where the Debtor keeps its records concerning the Collateral is The Oaks, 227 Saint James Park, Osprey, Florida, 34229.

          d. the Debtor owns the Collateral free and clear of any lien, security interest or other charge or encumbrance except for the security interest created by

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this Agreement, No effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording office except such as may have been filed in favor of the Secured Party relating to this Agreement.

          e. the exercise by the Secured Party of its rights and remedies hereunder will not contravene any law or governmental regulation or any contractual restriction binding on or affecting the Debtor or any of its properties and will not result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of its properties.

          f. no authorization or approval or other action by, and no notice to or filing with any governmental authority or other regulatory body is required either for the grant by the Debtor of the security interest created hereby in the Collateral or for the exercise by the Secured Party of its rights and remedies hereunder.

          g. this Agreement creates a valid first priority lien and security interest in favor of the Secured Party in the Collateral. The filing by the Secured Party of the financing statement required to be filed pursuant to Florida law will perfect, and establish the first lien and priority of, the Secured Party's security interest hereunder in the Collateral securing the Obligations. Except as set forth in this Section 4(g), no action is necessary or desirable to perfect or otherwise protect such security interest.

     SECTION 5. COVENANTS AS TO THE COLLATERAL. So long as any of the Obligations shall remain outstanding, unless the Secured Party shall otherwise consent in writing:

          a. FURTHER ASSURANCES. The Debtor will at its expense, at any time and from time to time, promptly execute and deliver all further instruments and documents and take all further action that may be necessary or desirable or that the Secured Party may request in order (i) to perfect and protect the security interest created or purported to be created hereby; (ii) to enable the Secured Party to exercise and enforce its rights and remedies hereunder in respect of the Collateral; or (iii) to otherwise effect the purposes of this Agreement, including, without limitation, executing and filing such financing or continuation statements, or amendments thereto, as may be necessary or desirable or that the Secured Party may request in order to perfect and preserve the security interest created or purported to be created hereby, and furnishing to the Secured Party from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Secured Party may reasonably request, all in reasonable detail.

          b. The Debtor will keep its chief place of business and chief executive office and all originals of all chattel paper which evidence Receivables at the location specified therefor in Section 4(c) hereof, and will hold and preserve its records concerning the Receivables and such chattel paper and permit representatives of the Secured

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Party at any time during normal business hours to inspect and make abstracts from such reports and chattel paper.

          c. TRANSFERS AND OTHER LIENS. The Debtor will not (i) sell assign (by operation of law or otherwise), exchange or otherwise dispose of any of the Collateral or (ii) create or suffer to exist any lien, security interest or other charge or encumbrance upon or with respect to any of the Collateral except for the security interest created by this Agreement.

          d. OWNERSHIP OF DEBTOR. During the term hereof, Debtor will not issue any additional shares of its stock.

          e. CHANGE OF PLACE OF BUSINESS. Debtor will notify Secured Party in writing as to any change in Debtor's place of business, or, if Debtor has or acquires more than one place of business, prior to any change in such Debtor's chief executive office or offices of such Debtor's books and records are kept.

          f. CHANGE IN NAME. Debtor will immediately notify Secured Party in writing of any proposed or actual change of Debtor's name, identify or corporate structure.

          g. TAXES AND LIENS. Debtor shall immediately notify the Secured Party in the event there ever arises against any of the Collateral any lien, assessment or tax or other liability, whether or not entitled to priority over the Secured Party's security interest hereunder. In any such event, whether or not such notice is given, the Secured Party shall have the right (but shall be under no obligation) to pay any tax or other liability of Debtor deemed by the Secured Party to affect the Secured party's interests hereunder. The Debtor shall repay to the Secured Party on demand all sums which the Secured Party shall have paid under this Section in respect of taxes or other liabilities of the Debtor, with interest thereon at the rate set forth in the Promissory Notes, and the Debtor's liability to the Secured Party or such repayment with interest shall be added to the principal amount of the Promissory Notes (in equal shares). The Secured Party shall be subrogated to the extent of any such payment by it to all the rights and liens of the payee against the Debtor's assets.

          h. GOVERNMENTAL REGULATION. The Debtor is not subject to any regulation pursuant to any federal, state or other statute or regulation or similar restriction limiting its ability to sell or assign a security interest in the Collateral or otherwise to consummate the transactions contemplated hereby. The Debtor has duly filed any applicable tariffs and taken or instituted all related proceedings necessary or appropriate in connection with this ability or right to make charges which are part of the Customer Base.

          i. PROTECTION OF OWNERSHIP INTEREST. Debtor has not filed with the Secretary of State of Florida, or any other state, an effective Financing Statement covering any of the Collateral which would adversely affect Secured Party's interest therein. To the extent that Secured Party has not already perfected a security interest, upon Secured Party's filing with

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the office of the appropriate Secretary of State the Financing Statements,
Secured Party will have a valid and perfected security interest in and first priority lien on the Collateral, free and clear of all liens.

          j. NO CONFLICT. The execution, delivery and performance of this Security Agreement by Debtor will not: (i) violate any provision of its applicable Articles or Certificate of Incorporation or Bylaws, or any order, judgment or decree of any court or other agency or government binding on any such Debtor; or (ii) violate any provision of law applicable to Debtor or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under or permit an acceleration or increased amortization of any obligation of Debtor, which violation, conflict, breach, default, acceleration or increased amortization would materially and adversely affect the validity, enforceability or collectibility of the Collateral or materially and adversely affect the ability of Debtor to perform its obligations herein, or (iii) result in or require the creation or imposition of any lien of any nature whatsoever upon any of the properties or assets of the Debtor, except as permitted or contemplated herein; or (iv) require any approval of stockholders or any approval or consent of any person under any obligation or contract of Debtor to which Debtor is a party other than approvals or consents that have been obtained and disclosed in writing to the Secured Party.

     SECTION 6. ADDITIONAL OPTIONAL REQUIREMENTS. The Secured Party may, at its sole discretion, require the following subject to the duty to keep any and all information regarding the Collateral confidential and not to disclose it to any third party;

          a. RECORDS AND SCHEDULES. The delivery, periodically, to Secured Party of records and schedules which show the status and condition of the Collateral.

          b. VERIFICATION AND INSPECTION. Verify the Collateral and inspect the books and records of any Debtor and make copies thereof or extracts therefrom.

          c. INSPECTION RIGHTS. The right to enter the property where any Collateral is located at reasonable times, to examine the Collateral, and use any equipment and facilities of Debtor if Secured Party deems such use necessary or advisable in order to inspect the Collateral.

     SECTION 7. EVENTS OF DEFAULT. The breach by Debtor of any representation, warranty, term, covenant or condition of this Agreement, the Promissory Notes, the Stock Purchase Agreement or any other document comprising the "Purchase Consideration" (as defined in the Stock Purchase Agreement) shall be a default or event of default.

     SECTION 8. SECURED PARTY'S REMEDIES UPON DEFAULT. In the event of any default as provided in Section 7 herein, Secured Party may do any one or more of the following:

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          a.   THE OBLIGATIONS DUE AND PAYABLE.  Declare any outstanding
principal and accrued interest under the Obligations secured hereby immediately due and payable, without notice or demand.

          b. RIGHTS UNDER LAW. Exercise the rights and remedies of a secured party under the Uniform Commercial Code or any other law.

          c. ASSEMBLE SECURITY. Require Debtor to assemble the Collateral and any records pertaining thereto and make them available to Secured Party at a place designated by Secured Party,

          d. SETTLE CLAIMS. Grant extensions and compromise or settle claims for less than face value relative to any Collateral proceeds, all without prior notice to the Debtor.

          e. SEGREGATION OF COLLECTIONS AND PROCEEDS. Following an Event of Default, the segregation of all collections and proceeds of the Collateral so that they are capable of identification and deliver daily such collections and proceeds to Secured Party in kind.

          f. COLLECTION OF PROCEEDS. Following an Event of Default, demand and collect any proceeds of the Collateral. In connection therewith, the Debtor irrevocably authorizes Secured Party to endorse or sign the Debtor's name on all insurance checks or drafts, collections receipts or other documents, take possession of and open the mail addressed to Debtor and remove therefrom any payments for any proceeds of the Collateral.

     SECTION 9.  INDEMNIFICATION.

          a. RIGHT TO INDEMNIFICATION. Anything herein contained to the contrary notwithstanding and without prejudice to any other rights that the Secured Party may have hereunder or under applicable law, Debtor agrees, to the maximum extent permitted by law, to indemnify, pay and hold the Secured Party, its employees and agents (collectively called the "Indemnitees") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs and expenses (including without limitation the reasonable fees and disbursements of counsel for such Indemnitees and costs of investigation and accountants), which may be imposed on, incurred by, or asserted against that Indemnitee (collectively "Damages") in connection with the collection of, liquidation or other servicing by Debtor with respect to the Collateral.

          b. NOTIFICATION OF POTENTIAL LIABILITY. Debtor will notify the Secured Party within ten (10) days after Debtor receives actual notice of situations involving a potential material liability under this Section 9 and to the extent Debtor knows the same, the amount, if any, of such material liability.

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          c.   LITIGATION. Debtor agrees, at its expense, upon the Secured
Party's reasonable request, to cooperate with the Secured Party in any action, suit or proceeding brought by or against Secured Party relating to this Section 9. In addition, Debtor agrees to notify the Secured Party and the Secured Party agrees to notify Debtor at Debtor's expense, within ten
(10) days of its actual receipt of notice of a pending or threatened material action, suit or proceeding. The Debtor agrees to consult with the Secured Party concerning the defense and settlement of any action, suit or proceeding covered by this Section 9.

     SECTION 10. DEBTOR'S DEFAULT. If Debtor is at any time in default under the Obligations, under this Agreement, or under any other indebtedness or agreement with Secured Party, or if Debtor becomes insolvent or ceases doing business as a going concern, or if a receiver is appointed for Debtor or its property, or if a petition or answer asking for an arrangement under the Bankruptcy Code (11 U.S.C. Section 101 ET. SEQ.) is approved, then, in any such event, Secured Party may declare the unpaid balance of the Promissory Notes to be due and payable forthwith. If any such event occurs, Secured Party and any subsequent holder shall have all the rights and remedies provided in this Agreement, in the Promissory Notes, in any other document comprising the Purchase Consideration and in the Uniform Commercial Code in force in the State of Florida at the date of this Agreement and any other remedies available at law or equity. To the extent permitted by law, any sale of Collateral by virtue of Secured Party's exercise of any such rights and remedies may be public or private, at such place and on such terms as the Secured Party may deem best. Debtor consents that Secured Party or the holder may purchase at any public sale. The net proceeds of sale, after deducting the expenses thereof, shall be applied to the payment of the above mentioned Promissory Notes and all protest fees, damages, interest, costs, expenses, attorneys' fees and charges incurred by Secured Party or the holder in the collection of the Promissory Notes and the paper or incident to the enforcement of payment of any of Debtor's Obligations to Secured Party by any action or participation in, or in connection with, a case or proceeding under any chapter of the Bankruptcy Code, or any successor statute thereto. The surplus shall be applied to any other indebtedness owing by Debtor to Secured Party or the holder, and any balance shall be payable to Debtor. Debtor will pay any deficiency forthwith.

     SECTION 11. PAYMENT IN FULL. Upon the full payment of the Obligations, if Debtor is not then in default under the terms of any other obligation to Secured Party, Secured Party shall reassign and return all Collateral to Debtor, and shall repay to Debtor any funds received by Secured Party under this Agreement in excess of the principal, interest and other amounts under the Obligations.

     SECTION 12. WAIVERS. Debtor exonerates Secured Party or any subsequent holder of the Obligations from any liability for loss or depreciation of the Collateral, unless caused by Secured Party or such holder. Neither Secured Party nor any subsequent holder shall be liable for failure to present the paper for payment or protest, or to protest or give notice of non-payment or any other notice with respect to any paper. Waiver by Secured Party of any

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default by Debtor under this Agreement shall not constitute waiver of any other default, and no provision hereof shall be waived except in writing by Secured Party.

     SECTION 13.  MISCELLANEOUS.

          a. No amendment or waiver of any provision of this Agreement, and no consent to any departure by the Debtor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Secured Party and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

          b. No failure on the part of the Secured Party to exercise, and no delay in exercising, any right hereunder or under any other agreement between the parties shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The Secured Party's rights and remedies provided herein are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law.

          c. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or invalidity without invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

          d. This Agreement shall be binding on the Debtor and its successors and permitted assigns and shall inure, together with all rights and remedies of the Secured Party hereunder, to the benefit of the Secured Party and its successors, transferees and assigns. Without limiting the generality of the foregoing, the Secured Party may assign or otherwise transfer any or all of the Obligations and its rights under any other document to any other Person, and such other Person shall thereupon become vested with all of the benefits in respect thereof granted to the Secured Party herein or otherwise. None of the rights or obligations of the Debtor hereunder may be assigned or otherwise transferred without the prior written consent of the Secured Party.

          e. Upon the satisfaction in full of the Obligations, this Agreement and the security interest created hereby shall terminate and all rights to the Collateral shall revert to the Debtor. The Secured Party will, upon the Debtors request and at the Debtor's expense, (i) return to the Debtor such of the collateral as shall not have been sold or otherwise disposed of or applied pursuant to the terms hereof, and (ii) execute and deliver to the Debtor such documents as the Debtor shall reasonably request to evidence such termination.

          f. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, except as required by mandatory provisions of law and except to the extent that the validity or perfection of the security interest created

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hereby, or remedies hereunder, in respect of any particular Collateral are governed by the laws of a jurisdiction other than the State of Florida.

     IN WITNESS WHEREOF, the Debtor has caused this Agreement to be executed and delivered by its officer thereunto duly authorized, as of the date first above written.

                              INTRATEL ACQUISITION COMPANY, INC.



                              By: /s/ ROBERT E. YAW, II
                                 --------------------------------
                              Name: Robert E. Yaw II
                              Title: Chairman of the Board


                              DAVID A. KANSTOROOM


                              /s/ DAVID A. KANSTOROOM
                              -----------------------------------
                              David A. Kanstoroom


                              DAVID SPEZZA


                              /s/ DAVID SPEZZA
                              -----------------------------------
                              David Spezza









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